EXHIBIT 10.6(a)

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                              --------------------


         This FIRST AMENDMENT ("Amendment") entered into this 28th day of March 2005 effective as of January 18, 2005, to the EMPLOYMENT AGREEMENT dated March 1, 2004 ("Employment Agreement"), is made by and among North Bay Bancorp, a California corporation ("Company"), and Terry L. Robinson ("Employee") (together with Company, the "Parties"). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

                                    RECITALS
                                    --------

         WHEREAS, by the terms of the Employment Agreement, Employee agreed to be employed by the Company; and

         WHEREAS, the Parties desire to enter into this Amendment to clarify the duties and responsibilities of the Employee.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the Parties hereto agree as follows:

                                    AGREEMENT
                                    ---------

         1. Section 1.2 of the Employment Agreement is hereby modified and replaced in entirety with the following language in lieu thereof:

         "1.2 Duties of the Employee. During the Term of this Agreement, the Employee shall diligently perform all duties and responsibilities reasonably accorded to and expected of the President and Chief Executive Officer of the Company, and Chief Executive Officer of The Vintage Bank, a wholly owned subsidiary of the Company, and as may be assigned to him by the Board of Directors of the Company (the "Board of Directors"), and shall exercise such power and authority as may from time to time be delegated to him thereby. The Employee shall devote his full business time and attention to the business and affairs of the Company as necessary to perform his duties and responsibilities hereunder, render such services to the best of his ability and use his best efforts to promote the interests of the Company. The Employee shall faithfully adhere to, execute and fulfill all policies established by the Company."

         2. In all other respects, the terms and provisions contained in the Employment Agreement shall remain unchanged and in full force and effect. To the extent that any provision this Amendment contradicts or directly conflicts with any provision of the Employment Agreement, the terms and provisions of this Amendment shall apply and shall govern.



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         IN WITNESS WHEREOF, the Parties hereto have signed this Amendment under as of the date first written above.

                                     NORTH BAY BANCORP
                                     a California corporation


                                     By:_________________________________
                                          Name:  David B. Gaw
                                          Title: Chairman of the Board

                                     EMPLOYEE


                                     ------------------------------------
                                     Terry L. Robinson